UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM 8-K
____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2022
____________________________
CHARAH SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)
____________________________

Delaware	001-38523	82-4228671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12601 Plantside Drive Louisville, Kentucky		40299
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (502) 245-1353
____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CHRA	New York Stock Exchange
8.50% Senior Notes due 2026	CHRB	New York Stock Exchange
____________________________
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 29, 2022, Charah Preferred Stock Aggregator, LP (“Holder”), the sole owner of the 26,000 shares of Series A Preferred Stock issued under the March 5, 2020 Series A Preferred Stock Purchase Agreement (“Preferred Stock Purchase Agreement”), notified the Board of Directors of Charah Solutions, Inc. (“Board”) of its appointment of Mignon Clyburn to the Board as a Preferred Director pursuant to its rights under the March 16, 2020 Certificate of Designations of Series A Preferred Stock of Charah Solutions, Inc. (“Certificate of Designations”), which provides that so long as any shares of Preferred Stock are outstanding, the Holder shall have the right, but not the obligation, to appoint either a Preferred Board Observer or Preferred Director, as defined in the Certificate of Designations. The Holder acted through a unanimous written consent.
Ms. Clyburn is a current member of the Board whose term expires at the conclusion of the 2022 Annual Meeting of the Company scheduled for June 8, 2022 at 10:00 a.m. eastern time. In accordance with the Company’s June 18, 2018 Stockholders’ Agreement (“Stockholders’ Agreement”), Ms. Clyburn is currently serving under a nomination as a BCP Director, as defined in the Stockholders’ Agreement. Ms. Clyburn was not nominated for re-election.
Ms. Clyburn’s term as a Preferred Director shall commence concurrent with the expiration of her current term of office at the 2022 Annual Meeting of the Company such that there will be no break of service for Ms. Clyburn as a member of the Board for a term which will expire at the 2023 Annual Meeting of the Company. In connection with her appointment, Ms. Clyburn will continue to be compensated in accordance with the Company’s standard compensation arrangements for non-employee directors and is expected to continue service on the same committees of the Board as she currently serves.
After the 2022 Annual Meeting, Ms. Clyburn will no longer serve as a BCP Director and the Board will have four BCP Directors nominated under the Stockholders’ Agreement.
A description of the material terms of the Certificate of Designations is set forth in Item 5.03 of the Company’s Current Report on 8-K filed with the SEC on March 18, 2020, which is incorporated herein by reference.
Item 5.07.    Submission of Matters to a Vote of Security Holders.
The information set forth under Item 5.02 above is incorporated into this Item 5.07 by reference.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARAH SOLUTIONS, INC.

Date:	May 6, 2022	By:	/s/ Scott A. Sewell
		Name:	Scott A. Sewell
		Title:	President and Chief Executive Officer